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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-11 of Farmland Partners Inc. of our report dated February 12, 2014 relating to the financial statements of Farmland Partners Inc. We also consent to the inclusion of our reports dated February 12, 2014 relating to the financial statements and financial statement schedule of FP Land LLC and the financial statements of Astoria Farms, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
July 1, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM